EXHIBIT 10.35

ASSUMPTION AND ASSIGNMENT AGREEMENT

THIS ASSUMPTION AND ASSIGNMENT AGREEMENT ("Agreement") is made as of this 16th day of September, 2014, by and among Coldwater Creek Merchandising & Logistics, Inc., a Delaware corporation, as debtor and debtor in possession ("Assignor"); Comenity Servicing, LLC, a Texas limited liability company ("Assignee"); and Foothill Shadows, LLC, a Delaware limited liability company ("Master Landlord").

I.	The Leases.

Assignor is the lessee and Master Landlord is the lessor under the lease identified on Exhibit "A" (the "Master Lease") and for the premises as more specifically described on Exhibit "B" attached hereto (the "Property").  Assignor is also the sublandlord and Assignee is the subtenant under the sublease identified on Exhibit "C" (the "Sublease") and for the premises also more specifically described on Exhibit "D" (the "Premises").

II.	The Assignor's Bankruptcy Case

Assignor, along with its affiliated debtors and debtors in possession (collectively, the "Debtors"), has filed a voluntary petition for relief pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§101 et. seq. (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (together with any other court having proper jurisdiction, the "Bankruptcy Court"), as Case No. 14-10867 (BLS).

III.	The Assignor's Assignment of the Master Lease

Assignor has agreed to assign and Assignee has agreed to assume the Master Lease on the terms and conditions set forth herein (the "Assignment"), and as authorized under sections 363 and 365 of the Bankruptcy Code and proposed by the Third Amended Joint Plan of Liquidation of Coldwater Creek Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the

Bankruptcy Code, dated August 8, 2014 [Docket No. 835] (the "Plan"), and Assignor has determined that an assumption and assignment of the Master Lease in accordance with sections 363 and 365 of the Bankruptcy Code is in the best interests of its creditors and interest holders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

A.  Summary of Transaction - On and after the Closing Date (as defined herein) and pursuant to the terms and conditions and for the consideration outlined below, Assignor hereby assigns to Assignee all of Assignor's right, title, and interest under the Master Lease; provided, however, that the Assignment contemplated herein is subject to and conditioned upon the Master Landlord and the Assignee agreeing to and executing the Second Amendment to the Amended and Restated Lease Agreement that is acceptable in both form and substance to the Assignee and Master Lessor in their discretion (the "Comenity Amendment").  For the avoidance of doubt, the Assignment, the Closing (as defined herein) and the Closing Date shall not occur unless and until the Comenity Amendment is agreed and executed by the Master Landlord and the Assignee.  Any security deposit presently on account with the Master Landlord will be refunded by Master Landlord to Assignor (to the extent not previously applied by the Master Landlord).  Except as agreed in writing by the Master Landlord (including, without limitation, in the Comenity Amendment), Assignee hereby recognizes and acknowledges that the Master Landlord's rights to full performance of all terms, conditions and covenants of the Master Lease remains in effect on and after the Closing Date. Except as agreed in writing by the Master Landlord (including, without limitation, in the Comenity Amendment), Assignee assumes all of the terms, conditions and covenants of the Master Lease as lessee thereunder on and after the Closing Date.  Subject to the payment of the Cure Payment (as defined below), Assignee does not assume any obligations as lessee under the Master Lease prior to the Closing Date, including, but not limited to, any Additional Rent (as defined in the Master Lease) allocable to the period occurring prior to the Closing Date.  Further, pursuant to section 365(f) of the Bankruptcy Code, on and after the Closing Date, Assignor and the Debtors shall be relieved from any liability for any breach of or default in performance of the Master Lease, and Assignee shall indemnify and hold Assignor and the Debtors harmless from any breach of the Master Lease or default in the performance of any terms, conditions and covenants contained in the Master Lease occurring after the Closing Date. The Master Landlord has agreed to accept from Assignee the payment of $    (the "Cure Payment"), in full satisfaction of Master Landlord's claims against Assignor and the Debtors for monies due and owing but not paid under the Master Lease, and the Cure Payment together with the Assignment hereunder shall relieve the Assignor and the Debtors of all liability arising under the Master Lease on account of such sums due and owing but not paid.   In addition, the Assignor shall remit payment prior to Closing for its share of all outstanding property taxes, owing and accrued but not yet due, as of the Closing Date.

B.  Sublease – In accordance with the terms of the Plan, the Sublease shall be deemed rejected, and no further amounts or obligations with respect to the Sublease shall be due from the Assignee to the Assignor.

C.  Consideration - The total consideration to be paid by Assignee is the Cure Payment, payable to Master Landlord at the Closing (as defined herein). The Cure Payment is to be released and paid upon Closing.

D.  Closing - The Closing of the this Agreement ("Closing") shall take place on the first business day following the date on which the Approval Order (defined below) is entered (the "Closing Date"), provided that (i) the Closing and the Closing Date shall only occur to the extent that the conditions specified in this Agreement (including, without limitation, execution of the Comenity Amendment) are satisfied, and (ii) the Approval Order shall include a ruling that the fourteen (14) day stay period provided under F.R.B.P. Nos. 6004(g) and 6006(d) shall not apply to the transactions contemplated herein.

E.  Bankruptcy Court Approval - Enforceability of this Agreement is further conditioned upon the Assignor obtaining the execution and entry of a final and non-appealable order by the Bankruptcy Court approving, among other things, the assignment and assumption of the Master Lease substantially in the form set forth in this Agreement, the rejection of the Sublease, this Agreement, and authorizing Assignor to enter into this Agreement and all other agreements necessary to effectuate the intent of this Agreement (the "Approval Order").

F.  Lease Documents - To induce Assignee to execute, deliver and perform this Agreement, Assignor represents and warrants to the best of its actual knowledge to Assignee and agrees on and as of the date hereof and continuing through and including the Closing Date that Exhibit "A" identifies all of the instruments through which Assignor derives its Master Lease (including all amendments thereto).  Complete and correct copies of the Master Lease have been delivered to or made available for inspection by Assignee, and the Master Lease has not been modified in any material respect except to the extent that such modifications are disclosed by the copies delivered to or made available for inspection by Assignee. Except as required by the Bankruptcy Code or as otherwise provided herein or in this Agreement, Assignor makes no representations and warranties, express or implied, concerning the Master Lease, Premises or Property.

G.  Free and Clear of Liens & Encumbrances - Upon entry of the Approval Order and the occurrence of all conditions precedent to the effectiveness of the Assignment

(including, without limitation, the execution of the Comenity Amendment), and except as otherwise provided in this Agreement, the assignment of the Master Lease shall be free and clear of any liens, security interests, encumbrances, pledges or other interests.  In order to clear title to the Property, Assignor and Assignee agree to enter into a Sublease Termination Agreement in substantially the form of Sublease Termination Agreement attached hereto as Exhibit "E."

H.  Use - Assignee shall use the Property for such purposes as are authorized under the Master Lease, the Comenity Amendment and applicable law.

I.  Possession - The Assignor will deliver possession of the Property to Assignee at Closing.  Assignor shall deliver possession of the Property in its as-is, where-is condition, and the same shall be free of any and all subleases and rights of possession under Section 365(h) of the Bankruptcy Code; provided, however, that Assignee agrees to license to Assignor (the "License") until December 1, 2014, or such earlier date as Assignor may determine, at no cost to Assignor, a portion of the Property identified on Exhibit "F" as the "CWC Retained Space", together with the right to use up to 10 parking spaces, and fitness and kitchen facilities, all subject to Assignee's reasonable rules and regulations, in substantially the form of License Agreement attached hereto as Exhibit "E".  Prior to the expiration or earlier termination of the License Agreement, Assignor intends to remove the following personal property from the Property: [____________________________] Any of Assignor's personal property not removed by Assignor by the end of the License shall be deemed abandoned and conveyed to Assignee, and Assignee may dispose of and/or retain same without liability to Assignor.

J.  Prorations - On the Closing Date, Assignor and Assignee shall make all normal and customary real estate prorations, and escrows consistent with the terms and conditions of this Agreement, including real estate taxes, water, sewer and utility charges, rents, CAM and other charges payable under the Master Lease, and income and expenses under any existing subleases affecting the Property (other than the Comenity Sublease).

K.  Initial Rent - Commencing on the Closing Date, Assignee shall be responsible for, and shall pay to the Master Landlord all rent and other obligations and charges due under the Master Lease in accordance with the terms of the Master Lease, as amended by the Comenity Amendment. Assignee also agrees to reimburse Assignor for any rent (or other Lease Charges) paid by Assignor to the Master Landlord for any period subsequent to the Closing Date. Any such amounts shall be paid by Assignee within five (5) days of the Closing Date.

L.  Representations and Warranties - Assignor represents and warrants to Assignee (which representations and warranties shall survive the Closing Date) as to itself, that to the best of Assignor's knowledge, as of the date hereof and as of the Closing Date:

 (i)  The amendments listed on Exhibit "A" comprise all of the amendments included in Assignor's lease file and Assignor will deliver to Assignee its entire lease file on the approval date (including, if available, all maintenance records, annual reconciliations, tax bills, plans, research and correspondence), hereinafter the "Lease File". Assignee acknowledges that the Lease File shall not contain any attorney-client privileged correspondence or information.

(ii)  Assignor is the tenant under the Master Lease and has conferred no rights upon any third party to use or occupy the Property described therein (by way of license, sublease or otherwise), except in the ordinary course of business and as either previously disclosed to Assignee or otherwise appearing in the public records.

(iii)  As of the Closing Date, and to Assignor's knowledge, there will be no contracts entered into by Assignor for services or otherwise on account of maintenance or repairs which are or will be binding on Assignee or the Property.

 (iv)  Upon payment of the Cure Payment and satisfaction of all property taxes, owing and accrued but not yet due, Assignor will not be in default under the Master Lease.

M.  Miscellaneous

(i)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and to the extent permissible under the laws of the state of Idaho. The parties agree that the Bankruptcy Court shall have exclusive jurisdiction over any disputes hereunder, and they each hereby consent to such jurisdiction.

(ii)  This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes any prior instruments, arrangements and understandings relating to the subject matter hereof, except the Master Lease and all amendments thereto, including the Comenity Amendment.

(iii)  Assignor may assign its rights and obligations hereunder to any trustee or other successor in interest appointed by the Bankruptcy Court. Assignee may not assign its rights and obligations hereunder to any party without the Assignor's, or, as applicable, the trustee's or other successor in interest's, consent, which consent shall not be unreasonably withheld, and following entry of the Approval Order, any assignment of this Agreement by Assignee must also be permitted by the terms of the Master Lease or agreed to by the Master Landlord (if so required).

(iv)  This Agreement may be executed with counterpart signature pages or in more than one counterpart, all of which shall be deemed one and the same agreement, and shall become effective on or after the Closing Date when or one or more counterparts have been signed by each of the parties and delivered to all the parties.

(v)  Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder ("Notices") shall be in writing and shall be given as follows: (i) by hand delivery; (ii) by Federal Express or other reputable express courier service; (iii) electronic mail; or (iv) by facsimile transmission (other than for notices of default):

If to Assignor:

Coldwater Creek Merchandising & Logistics, Inc.
1 Coldwater Creek Drive
Sandpoint, Idaho 83864
 ATTN: Vincent G. Toenjes, Esq.
Vince.Toenjes@thecreek.com

With a copy to:

Sherman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
 ATTN: Douglas P. Bartner
DBartner@Shearman.com

If to Assignee:

Comenity Servicing LLC
3100 Easton Square Place
Columbus, Ohio 43219
ATTN:  Bruce McClary
Bruce.McClary@alliancedata.com

With a copy to:

ADS Alliance Data Systems, Inc.
7500 Dallas Parkway, Suite 700
Plano, Texas 75024
ATTN:  Legal Department

If to Master Landlord:

Foothill Shadows, LLC
5141 North 40th Street, Suite 500
Phoenix, Arizona 85018
ATTN: Robert C. Samuel
Bob@samuelandcompany.com

With a copy to:

Dean & Kolts, Attorneys at Law
320 E. Neider Avenue, Suite 103
Coeur d'Alene, Idaho 83815
ATTN: Charles R. Dean, Jr.
CRDeanjr@gmail.com

or at such other address or to such other addressee or to such other facsimile number as the party to be served with Notice shall have furnished in writing to the party seeking or desiring to serve Notice as a place for the service of Notice.  Notices shall be deemed to have been rendered or given on the date received or on the date they are deemed to be received as hereinafter set forth.  The inability to deliver Notices because of changed address of which no notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as for the date of such inability to deliver or rejection or refusal to accept delivery.

[Remainder of page intentionally left blank.  Signatures follow on next page]

IN WITNESS WHEREOF, this Agreement has been duly executed this _____ day of September, 2014.

ASSIGNOR:

Coldwater Creek Merchandising & Logistics,
Inc., a Delaware corporation

By:/s/ Vince Toenjes
Name: Vince Toenjes
Its:  Authorized Representative

ASSIGNEE:

Comenity Servicing LLC, a Texas limited
liability company

By: /s/ Sallie Komitor
Name: Sallie Komitor
Its:  President

MASTER LANDLORD:

Foothill Shadows, LLC, a Delaware limited
liability company

Samuel & Co., Inc.
By: /s/ Robert C. Samuel
Name: Robert C. Samuel
Its:  Manager

SECOND AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT ("Second Amendment") is entered into effective as of September 16, 2014 (the "Effective Date"), by and between FOOTHILL SHADOWS, LLC, a Delaware limited liability company ("Lessor"), and COMENITY SERVICING LLC, a Texas limited liability company, as successor in interest to Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation ("Lessee").

R E C I T A L S :

A.  Lessor and Coldwater Creek Inc., as lessee, entered into that certain Amended and Restated Lease Agreement dated July 19, 2007, as amended by Assignment and Assumption of Leases dated January 31, 2008 ("First Assignment"), between Coldwater Creek Inc., as Assignor, and Coldwater Creek U.S. Inc., as Assignee, as further amended by Amendment to Amended and Restated Lease Agreement dated April 22, 2009 ("Lease Amendment"), between Lessor and Coldwater Creek Inc. and Coldwater Creek U.S. Inc., collectively, as lessee, as further amended by Assignment and Assumption of Leases, dated July 5, 2009 ("Second Assignment"), between Coldwater Creek U.S. Inc., as assignor, and Coldwater Creek Merchandising & Logistics Inc., as assignee, as amended by Assumption and Assignment Agreement dated September 16, 2014 between Coldwater Creek Merchandising & Logistics Inc., as assignor, and Lessee, as assignee (collectively, the "Existing Lease").

B.  The Existing Lease and this Second Amendment are collectively referred to herein as the "Lease."

C.Pursuant to the Lease, Lessor currently leases to Lessee and Lessee currently leases from Lessor that certain space containing approximately 68,000 square feet of rentable area located in the building located at 751 Hanley Avenue, Coeur d'Alene, Idaho (the "Existing Premises") and 46,000 square feet of rentable area located in the building located at 745 Hanley Avenue, Coeur d'Alene, Idaho (the "Expansion," and together with the Existing Premises, the "New Premises").

D.  Lessor and Lessee now desire to amend the Lease to modify various terms and provisions of the Lease, all as hereinafter provided.

E.  Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Second Amendment shall have the same meanings given such terms in the Lease.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Original Lease.  The Original Lease was amended in its entirety by the terms of the Existing Lease.  As of July 19, 2007, the Original Lease terminated and was of no further force or effect.

2.  Lease Documents.  The definition of "Lease Documents" in the Existing Lease is hereby amended to read as follows: "Lease Documents" means the Existing Lease as amended by this Second Amendment, and any other instruments, agreements, certificates and documents necessary to consummate the transactions contemplated in the Existing Lease as amended by this Second Amendment.

3.  Lease Term.  If, on or before March 31, 2026 (the "Termination Deadline"), Lessee provides Lessor with written notice of Lessee's intent to terminate this Lease (the "Termination Notice"), this Lease shall terminate on March 31, 2027 (the "Termination Date").  Upon termination of this Lease pursuant to Lessee's termination right set forth above, this Lease and all of Lessor's and Lessee's obligations under this Lease shall terminate as of the Termination Date.  If Lessee fails to deliver the Termination Notice on or before the Termination Deadline, this Lease shall remain in full force and effect.

4.  Condition of Premises.    Lessee shall continue to occupy the Existing Premises from and after the date of execution of this Second Amendment in its current "AS IS" condition.

5.  Insurance.  Sections 6.5 and 6.6 of the Lease are deleted in their entirety and the following Sections 6.5 and 6.6 are inserted into the Lease in replacement thereof:

"Section 6.5. Insurance Required. At all times throughout the Lease Term, the Lessee shall, at its sole cost and expense, maintain or cause to be maintained insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type and shall pay, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

(a)  Insurance against loss or damage by fire, lightning and other casualties customarily insured against, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the full 100% replacement value of the completed buildings and improvements, exclusive of footings and foundations, as agreed by insurer selected by the Lessee. Said insurance shall be provided by a recognized license insurance carrier with an AM Best Rating of A-VII or better.

(b)  Workers' compensation insurance, disability benefits insurance and each other form of insurance which the Lessee or any permitted sublessee is required by Law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Lessee or any permitted sublessee who are located at or assigned to the New Premises. This coverage shall be in effect from and after the Original Lease Date with respect to the New Premises, or on such earlier date as any employees of
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the Lessee, or any permitted sublessee, contractor or subcontractor of Lessee, first occupy the New Premises.

(c)  Commercial General Liability Insurance protecting the Lessor and the Lessee against loss or losses arising from personal injury, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, personal injury and advertising injury and liability assumed under an insured contract with a limit of liability of not less than $1,000,000 each occurrence, $2,000,000 aggregate and with an excess liability coverage in an amount not less than $5,000,000 each occurrence protecting the Lessor and the Lessee against any loss or liability or damage for personal injury, including bodily injury or death, or property damage.

Section 6.6. Additional Provisions Respecting Insurance. All insurance required by Section 6.5 hereof or under any other provision of this Lease Agreement shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the entity required to procure the same and authorized to write such insurance in the State.  Lessee shall be responsible for the payment of all applicable deductibles under the aforementioned coverages.  Lessee shall provide for at least sixty (60) calendar days' prior written notice of a restriction, cancellation or modification to the policies thereof to the Lessor and Lender. The policies under Section 6.5 shall contain appropriate waivers of subrogation. The policies under Section 6.5(c) shall list Lessor as an additional insured on the insurance required by this Lease.  Lessee shall provide proof of insurance in the form of an Acord 28 (2014/01) or equivalent to Lessor."

6.  Assignment and Subleasing by Lessee.  Section 9.2 of the Lease is deleted in its entirety and the following Section 9.2 is inserted into the Lease in replacement thereof:

"Section 9.2. Assignment and Subleasing by Lessee.  Lessee shall have the right to assign this Lease or sublet all or part of the New Premises without the prior consent of Lessor to any entity directly or indirectly controlling, controlled by, or under common control with Lessee as of the date on which such assignment or subletting is being made (any such entity being a 'Related Party,' and any such assignment or sublease being a 'Related Party Assignment,') which shall include without limitation an assignment of Lessee's interest under this Lease by operation of law or as a consequence of a merger of Lessee into or with a Related Party, a change of control of or change of ownership of Lessee provided a Related Party thereafter controls Lessee, or a sale of substantially all of Lessee's assets to a Related Party.   Lessee shall not have the right to assign this Lease or sublet all or part of the New Premises to any party other than a Related Party unless Lessor consents to such assignment or sublet, which
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consent shall not be unreasonably withheld, conditioned or delayed.  Each assignment of this Lease or sublease of all or a portion of the New Premises shall also assign all rights of Lessee under this Lease to the assignee or sublessee, respectively, including, without limitation, any options to renew the term of this Lease, options to purchase the Building or the New Premises, and first rights of refusal to purchase the Building or the New Premises or lease additional space in the Building.    Lessor shall not have the right of recapture of the New Premises in the event of any assignment or sublease, regardless of whether such assignment or sublet is to a Related Party or a third party.  Notwithstanding the foregoing, no assignment or sublease, with or without Lessor's consent, shall relieve Lessee, or any guarantor of Lessee's obligations under this Lease, from any liability under this Lease."

7.  Notices.  Any notice required or permitted to be given shall be in writing and may be given by: (a) registered or certified mail and shall be deemed given on the third day following the mailing date; or (b) overnight delivery and shall be deemed delivered the following day. Notices and payments shall be delivered to the following addresses, which may be changed by written notice:

To the Lessor:                      Foothill Shadows, LLC
5141 North 40th Street, Suite 500
Phoenix, Arizona 85018
ATTN:  Robert C. Samuel
Fax No.: 602.840.9490

To the Lessee:                      Comenity Servicing LLC
3100 East Square Place
Columbus, Ohio 43219
ATTN:  Legal Department

With a copy to:                    Comenity Servicing LLC
3100 Easton Square Place
Columbus, Ohio 43219
ATTN:  Bruce McClary

ADS Alliance Data Systems, Inc.
7500 Dallas Parkway, Suite 700
Plano, Texas 75024
ATTN:  Legal Department

8.  Sublease.  The terms of this Second Amendment are conditioned upon the execution by all necessary parties of all documents required to terminate that certain Sublease Agreement dated effective as of July 25, 2013, between Coldwater Creek U.S. Inc., a Delaware corporation, as Sublandlord, and Lessee, as Subtenant, as amended by Sublease Amendment No. 1 entered into on  October 1, 2013, but effective as of July 26, 2013, by and between Coldwater
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Creek Merchandising & Logistics Inc., a Delaware corporation, Coldwater Creek U.S. Inc., a Delaware corporation, and Lessee.

9.  Bankruptcy Court Approval.  The terms of this Second Amendment are conditioned upon the United States Bankruptcy Court for the District of Delaware, the court administering the chapter 11 proceedings of Coldwater Creek Inc. and certain affiliated entities, Case No. 14-10867 (BLS), approving (a) the assumption and assignment of the Existing Lease from Coldwater Creek Merchandising & Logistics Inc., as assignor, to Lessee, as assignee, and (b) the Sublease termination.

10.  Brokers.  Lessor and Lessee each hereby represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Second Amendment on account of the indemnifying party's dealings with any real estate broker or agent (other than the Brokers).

11.  Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

12.  Severability.  If any term or provision of this Lease shall be invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

13.  Conflict.  In the event of any conflict between any provisions of this Second Amendment and any provisions of the remainder of the Lease, the provisions of this Second Amendment shall control.

14.  No Further Modification.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LESSOR:

FOOTHILL SHADOWS, LLC,
a Delaware limited liability company

Samuel & Co., Inc.
By: /s/ Robert C. Samuel
Name: Robert C. Samuel
Its:  Manager

LESSEE:

COMENITY SERVICING LLC,
 a Texas limited liability company

By: /s/ Sallie Komitor
Name: Sallie Komitor
Title: President

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